                        UNIVERSAL FOREST PRODUCTS, INC.
                             2801 East Beltline NE
                             Grand Rapids, MI 49525



                            NOTICE OF ANNUAL MEETING

    The Annual Meeting of Shareholders of Universal Forest Products, Inc. will be held in the Imperial Ballroom at the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, on Wednesday, April 17, 2002, at 8:30 a.m. local time (registration begins at 8:00 a.m.) for the following purposes:

    (1) Election of two directors for three-year terms expiring in 2005.

    (2) Consider and act upon a proposal to approve and adopt the Company's 2002 Employee Stock Purchase Plan.

    (3) The transaction of such other business as may properly come before the meeting.

    Shareholders of record at the close of business on March 1, 2002, are entitled to notice of and to vote at the meeting.

    To vote by telephone, shareholders of record (shareholders who possess a certificate representing their shares) may call toll free on a touch-tone telephone 1-800-PROXIES (1-800-776-9437), enter the control number located on the proxy card and follow the recorded instructions. To vote on the Internet, go to the site http://www.voteproxy.com, enter the control number located on the proxy card and follow the instructions provided.

    If your shares are held through a bank or broker (referred to as "street name"), you may also be eligible to vote your shares electronically. Follow the instructions on your voting form, using either the toll free telephone number or the Internet address that is listed.

    A copy of the Annual Report to Shareholders for the year ended December 29, 2001, is being mailed to you concurrently with this Notice.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          Matthew J. Missad, Secretary

March 18, 2002

Universal Forest Products, Inc.
2801 East Beltline NE
Grand Rapids, Michigan 49525

        YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING,
           PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                        UNIVERSAL FOREST PRODUCTS, INC.
                             2801 East Beltline NE
                          Grand Rapids, Michigan 49525

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 17, 2002

                                PROXY STATEMENT
                            SOLICITATION OF PROXIES

    This Proxy Statement and the enclosed Proxy are being furnished to holders of Common Stock, no par value, of Universal Forest Products, Inc. (the "Company"). The Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders to be held on April 17, 2002, and at any adjournment of that meeting. The Annual Meeting will be held in the Imperial Ballroom of the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, at 8:30 a.m. local time. Registration for the meeting begins at 8:00 a.m.

    If the enclosed Proxy is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting and at any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all nominees named in the Proxy Statement, for the proposal to approve the 2002 Employee Stock Purchase Plan, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting.

    Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy at any time before it is voted, by written notice to the secretary of the Company prior to the Annual Meeting, or by submission of a later-dated Proxy, or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

    The cost of the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone, by facsimile, or by electronic mail by regular employees of the Company who will not receive additional compensation for soliciting proxies. The Company does not intend to pay any compensation for the solicitation of proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their proxies.

                               VOTING SECURITIES

    Holders of record of Common Stock at the close of business on March 1, 2002, will be entitled to vote at the Annual Meeting. As of March 1, 2002, there were 17,792,961 shares of Common Stock outstanding. The presence in person or by Proxy of at least 51% of such shares constitutes a quorum. A shareholder is entitled to one vote for each share of Common Stock registered in the shareholder's name at the close of business on March 1, 2002. Under Michigan law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against the matter. A broker non-vote on a matter is considered not entitled to vote on that matter and, therefore, is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company. There is no right to cumulative voting on any matter.

                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation provide that the Board of Directors, which consists of seven members unless otherwise specified by two-thirds of the Board, shall be divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. At the recommendation of the Nominating Committee, the Board of Directors has nominated incumbent director Louis A. Smith and incumbent director John C. Canepa for re-election as directors for three-year terms expiring at the 2005 Annual Meeting. However, due to the Company's retirement policy, Mr. Canepa will only be allowed to serve until December 31, 2002, the end of the year in which he reaches age 72. In addition, incumbent director Carroll Shoffner is not seeking re-election to the board. Accordingly, upon Mr. Canepa's retirement, the Board of Directors will have the authority to reduce the size of the Board or to appoint a successor to serve until the next Annual Meeting of Shareholders.

    The persons named as proxy holders in the accompanying Proxy will vote for the above-named nominees, unless the shareholder directs them differently on the proxy card. If a nominee is not available for election as a director at the time of the Annual Meeting (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, and the accompanying Proxy will be voted for the substituted nominee.

    A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the two individuals who receive the greatest number of votes cast at the meeting will be elected as directors.

    The Board of Directors recommends a vote FOR the election of each person nominated by the Board.

    The following table provides certain biographical information for each person who is nominated for election as a director at the Annual Meeting and for each person who is continuing as an incumbent director.

NAMES, (AGES), POSITIONS AND BACKGROUNDS OF DIRECTORS AND NOMINEES      SERVICE AS A DIRECTOR
-------------------------------------------------------------------------------------------------
                                NOMINEE FOR TERM EXPIRING IN 2005
LOUIS A. SMITH (62) is President of the law firm of Smith and       Director since 1993.
Johnson, Attorneys, P.C., of Traverse City, Michigan. Mr. Smith     Member of Audit Committee.
also serves on the Advisory Board of the Huntington National Bank of Traverse City, is a Trustee for the Interlochen Center for the
Arts and serves as a member of the Advisory Council to the
University of Notre Dame Law School.

JOHN C. CANEPA (71) is a Consulting Principal for Crowe Chizek and  Director since 1996.
Company, LLP, of Grand Rapids, Michigan.                            Chairman of Audit Committee.
                                                                    Member of Personnel and
                                                                    Compensation Committee.
                          INCUMBENT DIRECTORS - TERMS EXPIRING IN 2003
JOHN W. GARSIDE (62) is the President and Treasurer of Woodruff     Director since 1993.
Coal Company of Kalamazoo, Michigan. Mr. Garside serves as a        Chairman of Personnel and
commissioner for the Michigan Department of Transportation, and is  Compensation Committee.
also a director and member of the compensation committee of PRAB,
Inc.

PETER F. SECCHIA (64) joined the Company in 1962, and has been the  Director since 1967.
Chairman of the Board since March of 1971. From 1989 until January  Chairman of Nominating
of 1993, Mr. Secchia served as U.S. Ambassador to Italy. Mr.        Committee.
Secchia also serves on the board of John Cabot University of Rome.

                          INCUMBENT DIRECTORS - TERMS EXPIRING IN 2004
WILLIAM G. CURRIE (54) is the Vice Chairman of the Board and Chief  Director since 1978.
Executive Officer of the Company. He joined the Company in 1971, serving as a salesman, general manager, vice president, and
executive vice president. Since 1989, he has been the Chief
Executive Officer of the Company, and on January 1, 2000, also became Vice Chairman of the Board.

NAMES, (AGES), POSITIONS AND BACKGROUNDS OF DIRECTORS AND NOMINEES      SERVICE AS A DIRECTOR
-------------------------------------------------------------------------------------------------
PHILIP M. NOVELL (64) is a consultant with the Compass Group of     Director since 1993.
Birmingham, Michigan. Mr. Novell retired as General Sales Manager   Member of Audit Committee.
for the Ford Division of Ford Motor Company on December 31, 1998,
with whom he had been affiliated since 1961. Mr. Novell is also a member of the Michigan Exposition and Fairgrounds Advisory
Council.

    The Board of Directors has appointed an Audit Committee. The Audit Committee recommends the selection of independent accountants; approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services; confers with the independent accountants and reviews the results of the annual audit; reviews the Company's internal auditing, accounting and financial controls; and reviews policies and practices regarding compliance with laws and conflicts of interest. During 2001, the Audit Committee held three formal meetings.

    The Board of Directors has a Nominating Committee that is responsible for recommending to the Board suitable candidates for nomination for positions on the Board of Directors and committees of the Board of Directors. During 2001, the Nominating Committee held one meeting. The Nominating Committee will consider nominees recommended by shareholders, provided that a recommendation is submitted in writing to the Chairman of the Nominating Committee at the address of the Company, on or before the 30th day preceding the date of the Annual Meeting, and includes a description of the proposed nominee, his or her consent to serve as a director and other information regarding the proposed nominee as would be required to be included in a proxy statement filed under the Securities Exchange Act.

    The Board of Directors has a Personnel and Compensation Committee, consisting entirely of outside directors, that is responsible for reviewing and recommending to the Board of Directors the timing and amount of compensation for key employees, including salaries, bonuses and other benefits. The Personnel and Compensation Committee is also responsible for administering the Company's stock option and other equity-based incentive plans, recommending retainer and attendance fees for non-employee directors, and reviewing compensation plans and awards as they relate to key employees. During 2001, the Personnel and Compensation Committee held one meeting.

    During the Company's last fiscal year, there were four regular meetings of the Board of Directors and one special meeting, and the Board took action by unanimous written consent on four occasions. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees on which they were eligible to attend.

COMPENSATION OF DIRECTORS

    Directors who are also employees of the Company receive no annual retainer and are not compensated for attendance at Board or committee meetings. Directors who are not employees of the Company receive a $10,000.00 annual retainer fee, plus $500.00 for attendance at each regular and special meeting of the Board of Directors. In addition, each outside Director is granted 100 shares of stock for each Board meeting attended, up to a maximum of 400 shares per year. Directors receive no compensation for attendance at a committee meeting held on the day of a Board meeting. However, a Director does receive a $500.00 meeting fee for a committee meeting held on a day other than the day of a Board meeting.

    Each Director who is not an employee of the Company may participate in the Director Retainer Stock Plan. The Director Retainer Stock Plan, approved by shareholders in April 1994, provides that each Director may elect to receive Company stock, on a deferred basis, in lieu of cash compensation for the Director's retainer and meeting fees.

    Directors receive reimbursement of ordinary and necessary expenses to attend meetings. The Chairmen of the Audit, Personnel and Compensation, and Nominating Committees do not receive additional compensation for serving as a Chairman.

                       PROPOSAL TO APPROVE AND ADOPT THE
                        UNIVERSAL FOREST PRODUCTS, INC.
                       2002 EMPLOYEE STOCK PURCHASE PLAN

    On January 16, 2002, the Board of Directors adopted the Universal Forest Products, Inc. 2002 Employee Stock Purchase Plan (the "Plan"), subject to approval by the Company's shareholders. The Plan is intended to replace and succeed the Company's existing Employee Stock Purchase Plan. Under that plan, adopted in 1994, employees of the Company purchased a total of 81,045 shares of Common Stock. As of March 1, 2002, only 18,955 shares remain available for future purchase under that plan. Any unused shares under the 1994 plan will be transferred to the Plan, to be added to the 100,000 new shares which are available for purchase under the Plan. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan, a copy of which is attached as Appendix A.

    The Board of Directors believes that the opportunity to purchase shares of the Company's Common Stock under the Plan at a discount from market price is important to attract and retain qualified employees who are essential to the success of the Company, and that stock ownership is an important incentive to perform in the best interests of the Company.

    At the Annual Meeting, the Company's shareholders are being asked to consider and approve the adoption of this Plan.

    DESCRIPTION OF THE PLAN. All active employees, except certain part-time employees, are eligible to participate in the Plan after completing one year of continuous employment as of the beginning of an Option Period. An Option Period begins on the first day of each fiscal quarter and ends on the last day of the quarter.

    The Plan provides an opportunity for eligible employees to purchase shares of the Company's Common Stock at a price equal to eighty five percent (85%) of the fair market value of the shares as of the last business day of the Option Period. As long as the Company shares are traded in the over-the-counter market, the fair market value per share will equal the closing sale price of the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on the applicable purchase date. As of the close of business on March 1, 2002, the closing sale price of the Company's Common Stock was $23.14 per share.

    Eligible employees who have elected to participate may contribute cash (up to 10% of the employee's gross earnings for the prior fiscal quarter) to the Plan through payroll deductions, by lump sum contributions, or both. Purchases of shares are made as of the last business day of each fiscal quarter with funds contributed by participating employees during that quarter. An employee may not purchase stock under the Plan having a fair market value, at the time of purchase, aggregating more than Twenty Five Thousand Dollars ($25,000.00) in any one calendar year.

    A participant may terminate his or her participation at any time prior to the Participant's last pay date in an Option Period by written notice to the Company. Upon termination, a participant may not reenter the Plan until three
(3) full fiscal quarters have elapsed. As a condition to participation in the Plan, participants are required to agree not to sell or otherwise dispose of shares purchased under the Plan for a period of at least one (1) year following the date of purchase, unless the sale results from termination of employment with the Company.

    Rights under the Plan are not transferable. Any termination of employment, including death and retirement, terminates participation. In addition, the Plan automatically terminates on January 16, 2012, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, except that it cannot be amended without shareholder approval if the amendment would (a) increase the maximum number of shares that may be issued under the Plan, (b) withdraw the administration of the Plan from the Committee, (c) change the class of employees eligible to participate under the Plan, or (d) render options granted under the Plan unqualified for special tax treatment under the Internal Revenue Code of 1986, as amended (the "Code").

    SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. The Plan is intended to be a qualified "Employee Stock Purchase Plan," as defined in Section 423 of the Code. The following paragraphs summarize the consequences of the acquisition and disposition of shares of the Company's common stock for federal income tax purposes, based on management's understanding of existing federal income tax laws.

    Funds contributed by employees through payroll deductions are a part of current compensation taxable as ordinary income, although the funds are not actually received by employees. As of the last business day of each fiscal quarter (a "Purchase Date"), a participating employee will be considered to have been granted an option to purchase shares and to have simultaneously exercised the option on that date.

    If the employee does not dispose of those shares for a period of two (2) years after the date of the grant (the "Holding Period"), upon subsequent disposition of the shares, or upon death, the employee will realize compensation, taxable as ordinary income, equal to the lesser of (a) the amount by which the fair market value of the shares at the time of sale or death exceeds the option exercise price, or (b) the amount by which the fair market value of the shares at the time the option was granted exceeded the option exercise price. If (b) is the lesser amount, the difference between the fair market value of the shares at the time of disposition or death and the fair market value of the shares at the time the option was granted will be taxed as a capital gain.

    If the Holding Period requirement described above is not met, the amount to be treated as compensation on disposition of the shares is the difference between the option exercise price and the fair market value of the shares at the time the option is exercised (i.e. the discount amount). If the Holding Period requirement is not met, the Company will be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee. In all other events, the Company will not be entitled to any deduction for federal income tax purposes with respect to shares purchased by employees under the Plan.

    The affirmative vote of a majority of the outstanding shares of Common Stock voted at the Annual Meeting is required to adopt the Plan. While broker nonvotes will not be treated as votes cast on adoption of the Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to approve and adopt the Plan. The Board of Directors recommends a vote FOR the approval and adoption of the Plan. Unless otherwise directed by marking on the accompanying Proxy, the proxy holder's named therein shall vote FOR the approval and adoption of the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE PROPOSED PLAN.

                           OWNERSHIP OF COMMON STOCK

    The following table sets forth information as to each shareholder known to the Company to have been the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock as of March 1, 2002:

                    NAME AND ADDRESS OF                          AMOUNT AND NATURE OF        PERCENT
                      BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)    OF CLASS(2)
------------------------------------------------------------------------------------------------------
Peter F. Secchia                                                       1,772,431(3)           9.8%
2801 East Beltline NE
Grand Rapids, MI 49525
Carroll M. Shoffner                                                    1,134,811(4)           6.3%
5631 S. NC 62
Burlington, NC 27215
Jacqueline Smithey Shoffner                                            1,094,319              6.1%
3063 Huffman Mill Road
Burlington, NC 27215

-------------------------
(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 140,000 shares which are subject to options exercisable in 60 days, 24,620 shares which are subject to issuance under the Director Retainer Stock Plan, and 100,617 shares which are subject to issuance under a Deferred Compensation Plan.

(3) Includes 50,000 shares owned by Mr. Secchia's wife; 502,318 shares held by limited liability companies of which Mr. Secchia is a member; 833,029 shares held by a family limited partnership of which Mr. Secchia is a partner; 101,800 shares held by a family foundation; and 1,738 shares which are subject to issuance under a Deferred Compensation Plan.

(4) Includes 431,400 shares held by a charitable remainder unitrust of which Carroll Shoffner and Jacqueline Smithey Shoffner are lifetime beneficiaries.

                       SECURITIES OWNERSHIP OF MANAGEMENT

    The following table contains information with respect to ownership of the Company's Common Stock by all directors, nominees for election as director, executive officers named in the tables under the caption "Executive Compensation," and all executive officers and directors as a group. The information in this table was furnished by the Company's officers, directors and nominees for election of directors, and represents the Company's understanding of circumstances in existence as of March 1, 2002.

                          NAME OF                               AMOUNT AND NATURE OF           PERCENT
                     BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)       OF CLASS(2)
--------------------------------------------------------------------------------------------------------
Peter F. Secchia                                                   1,772,431(3)                  9.8%
Carroll M. Shoffner                                                1,134,811(4)                  6.3%
William G. Currie                                                    602,233(5)                  3.3%
Michael B. Glenn                                                     243,667(6)(7)               1.3%
Robert K. Hill                                                       138,809(6)(8)              *
Gary A. Wright                                                        40,000                    *
John C. Canepa                                                        14,235(9)                 *
John W. Garside                                                       28,679(9)                 *
Philip M. Novell                                                      11,752(9)                 *
Louis A. Smith                                                        23,604(9)                 *
All directors and executive officers as a group (17
  persons)                                                         4,336,089(6)(9)              24.0%

-------------------------
 *  Less than one percent (1%).

(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 140,000 shares which are subject to options exercisable in 60 days, 24,620 shares which are subject to issuance under the Director Retainer Stock Plan, and 100,617 shares which are subject to issuance under a Deferred Compensation Plan.

(3) Includes 50,000 shares owned by Mr. Secchia's wife; 502,318 shares held by limited liability companies of which Mr. Secchia is a member; 833,029 shares held by a family limited partnership of which Mr. Secchia is a partner; 101,800 shares held by a family foundation; and 1,738 shares which are subject to issuance under a Deferred Compensation Plan.

(4) Includes 431,400 shares held by a charitable remainder unitrust of which Carroll Shoffner and Jacqueline Smithey Shoffner are lifetime beneficiaries.

(5) Includes 1,083 shares subject to issuance under a Deferred Compensation
    Plan.

(6) Nine current and former employees of the Company, including Mr. Glenn and Mr. Hill, along with other executive officers of the Company, are partners of a general partnership that owns 23,815 shares of the Company's Common Stock. The terms of this Partnership Agreement provide that Mr. Glenn has the authority to vote all the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by this partnership.

(7) Includes 15,000 shares which may be acquired by Mr. Glenn pursuant to options exercisable in 60 days. Also includes 212 shares which are subject to issuance under a Deferred Compensation Plan.

(8) Includes 15,000 shares which may be acquired by Mr. Hill pursuant to options exercisable in 60 days. Also includes 18,597 shares which are subject to issuance under a Deferred Compensation Plan.

(9) Includes shares obtained through the Company's Director Retainer Stock Plan for Mr. Canepa, Mr. Garside, Mr. Smith, and Mr. Novell who hold 5,335 shares, 529 shares, 9,052 shares, and 9,704 shares, respectively, through such plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table shows certain information concerning the compensation for the Chief Executive Officer and the Company's four most highly compensated executive officers for fiscal 2001 (the "Named Executives"), and their compensation for 2000 and 1999:

                                                                                LONG-TERM
                                                                              COMPENSATION
                                              ANNUAL COMPENSATION             -------------
                                    ---------------------------------------    SECURITIES
                                                               OTHER ANNUAL    UNDERLYING        ALL OTHER
PRINCIPAL POSITION           YEAR   SALARY(1)   BONUS(1)(2)    COMPENSATION   OPTIONS/SAR'S   COMPENSATION(3)
-------------------------------------------------------------------------------------------------------------
William G. Currie            2001   $439,250     $777,000              0          5,000           $7,684
Vice Chairman of the         2000    418,333      740,000              0              0            7,258
Board and Chief Executive    1999    397,229      768,000              0              0            8,734
Officer

Peter F. Secchia             2001    300,000      240,000              0              0            7,684
Chairman of the Board        2000    300,000      240,000              0              0            7,258
                             1999    300,000      250,000              0              0            8,734

Michael B. Glenn             2001    313,750      625,000              0          5,000            7,684
President and Chief          2000    295,563      510,000              0         18,000            7,258
Operating Officer            1999    245,770      507,000              0              0            8,734

Robert K. Hill               2001    248,496      524,000              0          5,000            7,684
President                    2000    230,330      500,000              0         12,000            7,258
Universal Forest Products    1999    211,000      415,000         50,000(4)           0            8,734
Western Division

Gary A. Wright               2001    261,000      261,660(5)           0          5,000            5,000
Executive Vice President     2000    250,000      320,781(5)           0              0            5,100
Eastern Division Site-Built  1999    250,520      412,382(5)           0              0            4,800

-------------------------
(1) Includes amounts deferred by Named Executives under the Company's 401(k) Plan and the Deferred Compensation Plan.

(2) Includes annual bonus payments under performance-based bonus plans tied to the Company's operating profit and return on investment, which covers substantially all salaried employees. The bonus amounts include the amounts earned in each respective year, which are paid in the subsequent year.

(3) The amounts set forth in this column represent Company contributions to the Company's Profit Sharing and 401(k) Plan. Subject to certain requirements, including age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in the Plan. A subsidiary acquired during 1998 has a separate retirement plan.

(4) Represents amounts paid in 1999 as a result of Mr. Hill's relocation to Colorado.

(5) Includes production bonuses paid pursuant to Universal Forest Products Shoffner LLC's production bonus plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted to the Named Executives during the preceding fiscal year:

                                                     INDIVIDUAL GRANTS
                            --------------------------------------------------------------------
                            NUMBER OF SECURITIES    PERCENT OF OPTIONS    EXERCISE
                             UNDERLYING OPTIONS       GRANTED TO ALL       PRICE                     GRANT DATE
                                  GRANTED              EMPLOYEES IN        ($/SH)     EXPIRATION    PRESENT VALUE
EXECUTIVE                          (#)(1)              FISCAL YEAR          (2)          DATE            (3)
-----------------------------------------------------------------------------------------------------------------
William G. Currie                  5,000                   1.2%           $14.125     01/31/2011       $16,485
Peter F. Secchia                       0                   0.0%
Michael B. Glenn                   5,000                   1.2%           $14.125     01/31/2011       $16,485
Robert K. Hill                     5,000                   1.2%           $14.125     01/31/2011       $16,485
Gary A. Wright                     5,000                   1.2%           $14.125     01/31/2011       $16,485

-------------------------
(1) The options granted under this plan may be exercised beginning in 2004.

(2) The exercise price equals or exceeds the fair market value of the Company stock as of the grant date of January 31, 2001.

(3) Based on the Black-Scholes option valuation model assuming volatility is 26.62%, risk-free rate of return is 4.6%, dividend yield is 0.40%, and time of exercise is 30 days prior to expiration of option. The Black-Scholes option valuation model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The actual value of the options, if any, will depend on the market value of the Company's Common Stock subsequent to the date the options become exercisable.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information regarding the exercise of options in the last fiscal year by the Named Executives:

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                     UNDERLYING                 IN-THE-MONEY OPTIONS
                             SHARES                            UNEXERCISED OPTIONS AT             AT DECEMBER 29,
                           ACQUIRED ON        VALUE             DECEMBER 29, 2001(#)                 2001($)(2)
EXECUTIVE                  EXERCISE(#)    REALIZED($)(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
William G. Currie            33,825          681,750             0             5,000             0             33,125
Peter F. Secchia                  0                0             0                 0             0                  0
Michael B. Glenn                  0                0             0            58,000             0            717,875
Robert K. Hill                    0                0             0            52,000             0            668,375
Gary A. Wright                    0                0             0            50,000             0             38,825

-------------------------
(1) Represents the aggregate market value of shares at the time of exercise less the aggregate exercise price paid by the Named Executives.

(2) Values based on the difference between the closing market price of the Company's stock as of December 29, 2001 ($20.75) and the exercise price of the options.

                             AUDIT COMMITTEE REPORT

    The Audit Committee (the "Committee"), composed entirely of independent directors, oversees the Company's financial reporting process on behalf of the Board of Directors. The full responsibilities of the Committee are set forth in its Audit Committee Charter, which was approved by the Board of Directors on January 17, 2001.

    The Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 29, 2001.

    The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

    Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001.

    In issuing this report, we note that management is responsible for the Company's financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management's representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's financial statements. Our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards, nor that the Company's independent accountants are in fact "independent."
                                          John C. Canepa, Audit Committee Chair
                                          Louis A. Smith, Audit Committee Member
                                          Philip M. Novell, Audit Committee
                                          Member

                  PERSONNEL AND COMPENSATION COMMITTEE REPORT

    The Personnel and Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation:

    During 2001, the Company maintained its compensation program in accordance with the following Committee goals:

    A.  Reasonable and appropriate base salaries, based upon job duties.

    B. Incentive compensation tied to return on investment with appropriate adjustments for achievement of specified Company goals.

    C. Stock options for executives which align interests of employees with interests of shareholders.

    The Committee has determined that the following categories will best motivate Company executives to achieve the Company goals:

    BASE SALARIES. Annual base salaries are based on past and present corporate and individual performance, with reference to base salary data of similar-sized corporations and industry competitors so such salaries are generally competitive in the market place. Salary comparisons with peer group companies are reviewed and analyzed to account for differences in size and business complexity among peer companies.

    The Committee has complete discretion in determining base salary amounts (including the grant and amount of any annual discretionary incentive payments or stock option awards), regardless of whether corporate or individual performance goals are achieved. The Committee exercised its complete discretion in setting base salaries for 2001.

    Each year the Committee reviews, with the Chief Executive Officer, and approves, with such modifications as it may deem appropriate, an annual salary adjustment target for executives for the ensuing February 1 to January 31, based on current available survey data, cost of living factors, and performance judgments as to the past and expected future contributions of the individual officers.

    INCENTIVE COMPENSATION. The Company relies heavily on annual discretionary incentive compensation to attract and retain Company officers and other key employees of outstanding abilities, and to motivate them to perform to the full extent of their abilities. The Company's incentive compensation system in 2001 focused on Return on Investment (ROI). For Mr. Hill, his 2001 bonus is based on the ROI of his operations, with adjustments to the bonus based on attainment of certain Company and Divisional goals. For Mr. Wright, bonus is based on the pretax operating profit of Universal Forest Products Shoffner LLC which was the method utilized by Shoffner Industries prior to its acquisition by the Company in March of 1998. For Messrs. Currie, Secchia, and Glenn, incentive compensation is based entirely on the ROI of the Company as a whole.

    CHIEF EXECUTIVE. The Committee annually reviews and establishes the discretionary component of the base salary of the Chief Executive Officer. His salary is based on comparable compensation data, the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. The Chief Executive Officer's base salary fell within the middle-range of the salaries of comparable executives. When compared with the peer group of the Company (as discussed under "Stock Performance Graph"), the Chief Executive Officer's base salary fell in the upper quartile of the peer group. The Committee has complete discretion in setting base salary for Mr. Currie (who does not have an employment agreement with the Company).

    The Chief Executive Officer's incentive bonus amount for 2001 was based upon performance determined under the Company's Performance Bonus Plan. The Chief Executive Officer's bonus for 2001 reflects the Company's overall performance, including record net sales and net earnings achieved in 2001 as compared to 2000.

    INCENTIVE BONUS PROGRAM. For fiscal 2002, the Company will continue to use the ROI based Performance Bonus Plan described above. By basing the individual's incentive compensation on the ROI generated by the profit center, the individual is rewarded for properly managing assets, increasing cash flow, and obtaining higher net margins. A discretionary bonus component is available for salaried personnel at operations which have not yet hit the ROI target, but which demonstrate improvement over the previous year.

    For the Chief Executive and the other Named Executives, incentive compensation will be paid as provided in the Performance Bonus Plan, as approved by the Committee. For 2002, bonus compensation as determined under the Performance Bonus Plan may be adjusted depending on the Named Executive's achievement.

    The Company's policy is to pay all earned compensation regardless of whether it exceeds the One Million Dollar ($1,000,000.00) limitation on compensation deductions set forth in Section 162(m) of the Internal Revenue Code. To ensure the maximum tax deductibility for the Company, the Company received shareholder approval of its Performance Bonus Plan at its 1999 Annual Meeting of Shareholders.

    The Committee recognizes that as the strategic objectives of the Company are modified and refined, the compensation formulas must also be refined to maintain the direct correlation between individual compensation and Company performance.

    This report has been furnished by the members of the Board of Directors' Personnel and Compensation Committee.

                                          John W. Garside, Chairman
                                          John C. Canepa

    The reports of the Audit Committee and the Personnel and Compensation Committee shall not be deemed incorporated by reference in any general statement incorporating by reference in this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPHS

    The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return on the indices for The NASDAQ Stock Market(sm) (all U.S. companies) and an industry peer group selected by the Company. The graph assumes an investment of $100.00 on December 27, 1996 and reinvestment of dividends in all cases.


                              [PERFORMANCE GRAPH]

                                          12/1996  12/1997  12/1998  12/1999  12/2000  12/2001
# Universal Forest Products, Inc.           100.0     98.6    152.2    100.3    101.9    160.3
* Nasdaq Stock Market (US Companies)        100.0    117.7    170.2    312.7    192.8    155.9
- Self-Determined Peer Group                100.0    110.3    103.1    125.6     76.3     70.4

    The companies included in the Company's self-determined industry peer group are as follows:

Armstrong World Industries, Inc.                          Louisiana Pacific Corp.
Building Materials Holding Co.                            Patrick Industries
Georgia Pacific Corp.

    The returns of each company included in the self-determined peer group are weighted according to each respective company's stock market capitalization at the beginning of each period presented in the graph above.

    Kevco, Inc., which was formerly considered a peer group company, filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on February 5, 2001.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires directors, executive officers, and greater than 10% beneficial owners to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission, and applicable regulations require them to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company, or written representations that no such reports were required, all Section 16(a) filing requirements applicable to the reporting persons were complied with.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed Arthur Andersen LLP ("Andersen") as independent public accountants for the Company for the fiscal year ending December 28, 2002. Representatives of Andersen will be present at the Annual Meeting of Shareholders and available to respond to appropriate questions. The Andersen representatives will have the opportunity to make a statement if they so desire.

    On June 14, 2001, the Company's Board of Directors approved of a change in its independent accountant from Deloitte & Touche LLP ("Deloitte") to Andersen based upon the recommendation of the Audit Committee. Deloitte's report on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During 1999, 2000, and a portion of 2001, preceding the Board's decision to change independent accountants, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved, would have caused Deloitte to refer to the matter of the disagreement(s) in connection with its reports. During that same period of time, there were no reportable events as described in item 304(a)(1)(b) of the Securities and Exchange Commission's Regulation S-K.

    Audit Fees. The aggregate fees billed by Andersen for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 29, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $177,000.00.

    Financial Information Systems Design and Implementation Fees. Andersen did not perform any information technology services relating to financial information systems design and implementation in fiscal year 2001.

    All Other Fees.(1) The aggregate fees billed by Andersen for services rendered to the Company, other than the services described above for the fiscal year ended December 29, 2001, were $884,000.00, which primarily included internal audit and tax services.

    The Audit Committee of the Board of Directors does not believe "other fees" referenced above have an adverse effect on Andersen's independence.

                           AVAILABILITY OF FORM 10-K

    Shares of the Company's stock are traded under the symbol UFPI on The NASDAQ Stock Market(sm). The Company's 10-K Report filed with the Securities and Exchange Commission will be provided free of charge to any shareholder upon written request. Significant financial information is available on the Company's web site at

---------------

(1) Includes $718,000.00 of fees for consulting services rendered by Andersen prior to June 14, 2001. On February 19, 2002, the Audit Committee decided to reevaluate the services provided by Andersen.

http://www.ufpi.com. For more information, contact the Investor Relations Department, 2801 East Beltline NE, Grand Rapids, Michigan 49525.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company no later than November 22, 2002, to be considered for inclusion in the proxy materials relating to that meeting. Proposals of shareholders should be addressed to the attention of Secretary, 2801 East Beltline NE, Grand Rapids, Michigan 49525. If the Company receives notice of a shareholder proposal after February 5, 2003, the persons named as proxies for the 2003 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at the meeting.

                        HOUSEHOLDING OF PROXY MATERIALS

    Effective with the 2002 Annual Meeting of Shareholders, only one annual report and proxy statement will be sent to multiple shareholders sharing a single address, unless the Company has received instructions to the contrary from one or more of such shareholders. If you prefer to receive individual copies of the proxy materials, send your request in writing to the attention of Investor Relations, 2801 East Beltline NE, Grand Rapids, MI 49525, or call 888-BUY-UFPI.

                           FUTURE PROXY SOLICITATION

    The Company has expanded its use of the Internet to solicit proxies from its shareholders. As stated on the Notice of Annual Meeting, the Company will also accept voting by telephone or via electronic mail. If, in the future, you are interested in accepting proxy solicitations via the Internet, visit the Company's web site at http://www.ufpi.com, and request to be put on the e-mail list by clicking on the "Information Request" icon and follow the instructions to have the proxy notification sent to you via e-mail.

March 18, 2002
                                          By Order of the Board of Directors,

                                          /s/ Matthew J. Missad
                                          Matthew J. Missad, Secretary

                                                                      APPENDIX A

                        UNIVERSAL FOREST PRODUCTS, INC.
                       2002 EMPLOYEE STOCK PURCHASE PLAN

    1. PURPOSE. The purpose of the Universal Forest Products, Inc. 2002 Employee Stock Purchase Plan (the "Plan") is to provide employees of Universal Forest Products, Inc. (the "Company") and its "Participating Subsidiaries" (as herein defined) with a further inducement to continue their employment with the Company or the Participating Subsidiaries and to encourage such employees to increase their efforts to promote the best interests of the Company. The Plan allows Eligible Employees to purchase shares of common stock of the Company (the "Stock"), at a price less than the market price pursuant to Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan succeeds the Company's existing Employee Stock Purchase Plan that was adopted by its shareholders in 1994 (the "1994 Plan").

    2. COMMITTEE TO ADMINISTER PLAN. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

    3. PARTICIPATION.

    (a) Eligible Employees. Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company or its Participating Subsidiaries except (a) employees who have been continuously employed by the Company or a Participating Subsidiary for less than twelve (12) months at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company or a Participating Subsidiary is less than twenty (20) hours per week; and (c) employees whose customary employment by the Company or a Participating Subsidiary is for not more than five (5) months in a calendar year. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Sections 423(b)(3) and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations (as defined by Section 425(f) of the Code); or (b) which permit such employee to purchase stock under this Plan and any other employee stock purchase plan of the Company and its subsidiary corporations (as defined by Section 424(f) of the Code) aggregating more than Twenty Five Thousand Dollars ($25,000.00) of the fair market value of such stock ("Maximum Value") (determined at the time the respective options are granted) in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

    (b) Participating Subsidiaries. This Plan may be adopted by the board of directors of any corporation which is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code, of which the Company is also a member, and upon such adoption and with the approval of the Committee, such corporation shall be deemed to be one of the "Participating Subsidiaries." The Committee, in its discretion, is authorized to approve participation in the Plan by any foreign entity which is a controlled foreign corporation of the Company, within the meaning of Section 957(a) of the Code. Upon adoption by the board of directors of any such controlled foreign corporation and with the approval of the Committee, such corporation shall be deemed to be one of the "Participating Subsidiaries."

    4. STOCK AVAILABLE FOR PLAN. Purchase of Stock pursuant to and on behalf of the Plan for delivery under the Plan may be made out of the Company's presently or hereafter authorized but unissued Stock or from outstanding shares of Stock, or partly out of each, as determined by the Committee. The maximum number of shares of Stock which may be purchased under the Plan is one hundred thousand (100,000) shares, plus that number of shares authorized for sale but not purchased under the 1994 Plan; subject, however, to adjustment as set forth in the Plan. If the Company shall, at any time after the Effective Date, change its issued Stock into an increased number of shares of Stock, with or without par value, through a stock dividend or split of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split of shares, or proportionately decreased in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

    5. EFFECTIVE DATES. Subject to shareholder approval, this Plan shall become effective on June 30, 2002 (the "Effective Date"). The first Option Period under the Plan shall commence on June 30, 2002, and end on September 28, 2002. As long as the Plan remains in effect, a new Option Period shall commence on the first day of each fiscal quarter of the Company and end on the last day of each such fiscal quarter.

    6. EMPLOYEE PARTICIPATION.

    (a) Eligibility. An employee of the Company or a Participating Subsidiary who is an Eligible Employee at or prior to the first day of any Option Period may become a participant (a "Participant") as of such date by (a) at least ten
(10) days prior to such date, completing and forwarding a payroll deduction authorization form (the "Authorization") to the Eligible Employee's appropriate payroll location; and/or (b) at least thirty (30) days prior to the last day of the Option Period, completing and forwarding a lump sum payment form furnished by the Company, accompanied by payment to the Company in the amount of the lump sum, to be credited to the Participant's Purchase Account. The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Option Period in which he or she is a Participant.

    (b) Holding Period. As a condition to participation in the Plan, each Participant agrees not to sell or otherwise dispose of such shares for a period of at least one (1) year following the Purchase Date, as defined below, for such shares without the prior written consent of the Committee, unless the sale or disposition is pursuant to termination of employment under Section 12 of the Plan below.

    7. PAYROLL DEDUCTIONS AND LUMP SUM PAYMENTS.

    (a) Payroll Deductions. The Company and its Participating Subsidiaries will maintain payroll deduction accounts for their respective employees who are Participants and who have filed an Authorization. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than Ten Dollars ($10.00) per week, Twenty Dollars ($20.00) bi-weekly or Fifty Dollars ($50.00) per month. The amount may not be more than ten percent (10%) of the Participant's gross earnings payable as wages, salary, and bonus compensation, before withholding or other deductions ("Gross Earnings") for the immediately preceding Option Period.

    (b) Lump Sum Payments. A Participant may make one lump sum payment in any Option Period in an amount not less than Two Hundred Dollars ($200.00) but not more than a maximum of ten percent (10%) of the Participant's Gross Earnings for the immediately preceding Option Period.

    (c) General. If a Participant makes payments for credit to his or her Purchase Account through both lump sum payments and payroll deductions, the total of all such payments during any Option Period shall not exceed ten percent (10%) of the Participant's Gross Earnings during the immediately preceding Option Period. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant in any calendar year exceed the amount that would result in the purchase of Stock having an aggregate value greater than the Maximum Value (as defined in Section 3(a) above). The Committee, in its discretion, may vary the Option Period and the payroll deduction period of Eligible Employees of any Participating Subsidiary which is a foreign controlled corporation of the Company, within the meaning of Section 957(a) of the Code ("Foreign Participating Subsidiary"), in a manner necessary or convenient for participation in the Plan by Eligible Employees of a Participating Subsidiary, and the Committee shall have the authority to establish the terms and conditions of participation in the Plan by Eligible Employees of a Foreign Participating Subsidiary, provided that such terms and conditions are not materially inconsistent with the Plan.

    8. CHANGES IN PAYROLL DEDUCTION. Payroll deductions shall be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised, or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant's payroll deduction, within the limits specified in Section 7, by filing a new Authorization at least ten
(10) days prior to the beginning of that Option Period.

    9. TERMINATION OF PARTICIPATION; WITHDRAWAL OF FUNDS. A Participant may for any reason at any time on written notice given to the Company prior to the Participant's last pay date in any Option Period elect to terminate participation in the Plan and permanently draw out the balance accumulated in the Participant's Purchase Account. An Eligible Employee who elects to terminate participation will cease to be a Participant and revoke the Authorization for subsequent payroll deductions. The amount, if any, in the former Participant's Purchase Account which is not payable in respect of the exercise of any option to purchase Stock theretofore granted under the Plan, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the former Participant. An Eligible Employee who has terminated participation in the Plan may thereafter begin participation in the Plan again only after the expiration of three (3) full fiscal quarters of the Company after the fiscal quarter in which such termination and withdrawal of funds occurred. Partial withdrawals of funds will not be permitted.

    10. PURCHASE OF SHARES. Each Participant during each Option Period under this Plan will be granted an option as of the "Purchase Date" (as herein defined) for the purchase of as many whole shares of Stock as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each share of Stock purchased shall be eighty five percent (85%) of the fair market value of a share of Stock on the "Purchase Date." If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. The term "Purchase Date" shall be the last business day of the Option Period. If, as of each Purchase Date, the Participant's Purchase Account contains funds, the Participant shall be deemed to have exercised an option to purchase shares at the purchase price, the Participant's Purchase Account shall be charged for the amount of the purchase, and an entry shall be made to the Participant's account maintained by the Company's transfer agent. The Company, at its option, may choose to issue share certificates at the end of each Option Period. As of each subsequent Purchase Date when funds have again accrued in the Participant's Purchase Account, shares will be purchased in the same manner.

    If the Stock continues to be traded in the NASDAQ National Market System market or if the Stock becomes listed upon an established stock exchange, the fair market value per share shall be the closing sale price reported by NASDAQ on the Purchase Date.

    11. ISSUANCE OF SHARE CERTIFICATES. Except as otherwise provided in the Plan or as determined by the Company, shares of Stock acquired by Participants under the Plan shall be recorded and held in book entry only. Stock certificates for any whole shares in a Participant's Purchase Account may be issued to such Participant only upon receipt by the Committee of the Participant's written request, which request shall indicate the number of shares (up to the maximum of the number of full Shares in the Participant's Purchase Account) for which the Participant wishes to receive stock certificates. Certificates will be issue to Participants if (a) the Participant has held the shares for a minimum of one (1) year from the Purchase Date, and (b) the Participant owns at least one hundred
(100) shares of Stock as a result of purchases under this Plan, unless such certificate is being issued upon termination of employment. The appropriate share certificates shall be issued to a Participant as soon as practical after the end of an Option Period for which the qualifying request is timely made. Fractional share interests shall be paid in cash to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.

    12. RIGHTS ON RETIREMENT, DEATH, OR TERMINATION OF EMPLOYMENT. In the event of a Participant's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time, and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

    13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

    14. APPLICATION OF FUNDS. All funds received or held by the Company or a Participating Subsidiary under this Plan may be used by the Company or such Participating Subsidiary for any corporate purpose.

    15. AMENDMENT OF THE PLAN. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of Stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (a) increasing the number of shares approved for this Plan (other than as provided in Section 4),
(b) decreasing the Purchase Price per share, (c) withdrawing the administration of this Plan from the Committee, (d) changing the designation of the class of employees eligible to receive options under the Plan, or (e) which would render options granted under the Plan unqualified for special tax treatment under the Code.

    16. TERMINATION OF THE PLAN. Unless sooner terminated as hereinafter provided, this Plan shall terminate on January 16, 2012. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

    17. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Stock. If at any time shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

                                 CERTIFICATION

    The foregoing Plan was duly adopted by the Board of Directors on the 16th day of January 2002, subject to approval by the Company's shareholders.

                                          --------------------------------------
                                          SECRETARY
                                          UNIVERSAL FOREST PRODUCTS, INC.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                        UNIVERSAL FOREST PRODUCTS, INC.

                                 APRIL 17, 2002




             \/ Please Detach and Mail in the Envelope Provided \/
-------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.




            FOR the nominees             WITHHOLD
            listed at right             AUTHORITY
          (except as marked to   to vote for all nominees
           the contrary below)       listed at right
 1. DIRECTORS TO  [ ]                      [ ]             NOMINEES: Louis A. Smith
    BE
    ELECTED BY                                                       John C. Canepa
    HOLDERS OF COMMON STOCK
(Instruction: To withhold authority to vote for any
individual nominee, strike a line through the nominee's
name in the list at right.)


                                                                 FOR    AGAINST  ABSTAIN
 2. Proposal to approve and adopt the 2002 Employee Stock        [ ]      [ ]      [ ]
    Purchase Plan.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE DATE, SIGN AND RETURN PROMPTLY.









SIGNATURE(S)__________________________________________ DATE: ___________________

NOTE: Please sign exactly as name appears hereon. When shares are given by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
-------------------------------------------------------------------------------

                         UNIVERSAL FOREST PRODUCTS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William G. Currie and Matthew J. Missad as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Universal Forest Products, Inc. held of record by the undersigned on March 1, 2002 at the Annual Meeting of Shareholders to be held April 17, 2002, and at any adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                        UNIVERSAL FOREST PRODUCTS, INC.

                                 APRIL 17, 2002

CO. # _____________                                   ACCT. # __________________

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.


TO VOTE BY INTERNET
PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

YOUR CONTROL NUMBER IS      ______________________


             \/ Please Detach and Mail in the Envelope Provided \/
-------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.








            FOR the nominees             WITHHOLD
            listed at right             AUTHORITY
          (except as marked to   to vote for all nominees
           the contrary below)       listed at right
 1. DIRECTORS TO  [ ]                      [ ]             NOMINEES: Louis A. Smith
    BE
    ELECTED BY                                                       John C. Canepa
    HOLDERS OF COMMON STOCK
(Instruction: To withhold authority to vote for any
individual nominee, strike a line through the nominee's
name in the list at right.)
                                                                 FOR    AGAINST  ABSTAIN
 2. Proposal to approve and adopt the 2002 Employee Stock        [ ]      [ ]      [ ]
    Purchase Plan.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE DATE, SIGN AND RETURN PROMPTLY.









SIGNATURE(S)__________________________________________ DATE: ___________________

NOTE: Please sign exactly as name appears hereon. When shares are given by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-------------------------------------------------------------------------------